Exhibit 10.1

NATIONAL ENERGY SERVICES REUNITED CORP.

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is hereby granted as of [[GRANTDATE]] (the “Date of Grant”) by National Energy Services Reunited Corp., a British Virgin Islands corporation (the “Company”), to [[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]] (the “Participant”) pursuant to the Company’s 2018 Long Term Incentive Plan (the “Plan”), and subject to the terms and conditions set forth therein and as set out in this Award Agreement. Capitalized terms used herein shall, unless otherwise required by the context, have the meaning ascribed to such terms in the Plan.

By action of the Committee, and subject to the terms of the Plan, the Participant is hereby granted this Restricted Stock Unit Award (“Award”) consisting of [[SHARESGRANTED]] Restricted Stock Units (“RSUs”) corresponding to the value of an equal number of Shares of the Company’s Common Stock (the “Shares”), for no purchase price, and subject to the terms and conditions set forth in this Award Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, the parties agree as follows:

1. Vesting. The RSUs shall become vested as provided below:

(a) One third of the RSUs shall become vested on each of the first, second, and third anniversaries of the Date of Grant.

(b) Notwithstanding the foregoing, all of the RSUs subject to this Award Agreement shall become vested:

(i) in the event the Participant’s employment is or service terminated by reason of the Participant’s death or Disability; or

(ii) in the event there is a Change in Control and the Participant’s employment or service is terminated without cause by the Company during the period ending six (6) months following the consummation of the Change in Control.

2. Forfeiture, Clawback. Except as expressly set forth in this Award Agreement, any RSUs not vested as of the occurrence of any of the following events shall be forfeited immediately with no payment required to be made to the Participant in connection with the forfeiture of the unvested RSUs:

(a) Participant’s termination of employment or service with the Company for any reason; or

(b) A breach by the Participant of any obligation of confidentiality and non-competition to which the Participant is subject to pursuant to the Code of Conduct and any other policies issued by the Company.

In accordance with the Plan and corporate policies of the Company, in the event of severe professional misconduct of the Participant, the Company shall be entitled to claw back any previously vested RSUs from the Participant.

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3. Transfers. The Participant may not transfer or otherwise dispose of the RSUs.

4. Settlement. As soon as practicable following the date any RSUs become vested, the Company shall settle such vested RSUs by means of either a lump sum cash payment to the Participant in a gross amount equal to the Fair Market Value of a number of Shares equal to the number of vested RSUs being settled, or by distributing to the Participant a number of Shares equal to the number of vested RSUs being settled, as determined by the Committee at its sole and absolute discretion. In either case, payment or distribution of Shares shall be subject to appropriate arrangements being made to either deduct from any cash payment all required withholdings for federal, state and local income and wage taxes, or for the Participant to arrange to fund such required withholdings in the case of settlement by means of a distribution of Shares.

5. Administration. The RSUs subject to this Award Agreement have been granted pursuant to the Plan (https://www.sec.gov/Archives/edgar/data/1698514/000149315224028478/ex4-1.htm), and are subject to the terms and provisions thereof. All questions of interpretation and application of the Plan and this Award shall be determined by the Committee designated under the Plan, and such determination shall be final, binding, and conclusive.

6. Legends. In the event of settlement of vested RSUs by means of the issuance of Shares, certificates representing such Shares shall bear such legends as the Company shall deem appropriate to reflect any restrictions on transfer imposed under the Award Agreement, pursuant to the terms of the Plan, or by reason of applicable federal or state securities laws.

7. Status of RSUs. The RSUs subject to this Award Agreement are not intended to constitute property but are a contract pursuant to which a future payment of cash or a payment in the form of an in-kind transfer of Shares will be made following the vesting of the RSUs. The RSUs are not, therefore, subject to Code Section 83 and it is not possible to make an election under Code Section 83(b) (which is only applicable to a transfer of property that is subject to a substantial risk of forfeiture). The cash payment or distribution of Shares following vesting of the RSUs is generally a taxable payment, subject to tax withholding and income tax reporting and will be treated as ordinary compensation income to the Participant. The Participant should consult his or her tax advisors to determine the impact on him or her resulting from this Award and the vesting of the RSUs subject to this Award Agreement.

8. Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal operating office, and any notice to be given to the Participant shall be addressed to the Participant at the address then appearing on the records of the Company, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given only when actually received by the Company.

9. Continued Service. Nothing herein contained shall affect the right of the Company to terminate the Participant’s employment or service with the Company in any capacity at any time for any reason whatsoever.

10. Dividends and Dividend Equivalents. Participant shall not be entitled to Dividends or Dividend Equivalents (as defined by sections 6.2(a) and (c), respectively, of the Plan) for any unvested RSUs.

ACKNOWLEDGED

[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]
[[SIGNATURE]]

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